UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 13, 2017

NIMBLE STORAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36233	26-1418899
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 River Oaks Parkway San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Nimble Storage, Inc. (“Nimble Storage”), on March 7, 2017, Nimble Storage entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewlett Packard Enterprise Company (“HPE”) and Nebraska Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of HPE. Pursuant to the Merger Agreement, on March 17, 2017, Merger Sub commenced a tender offer to acquire all of the outstanding shares of Nimble Storage common stock, par value $0.001 per share (the “Shares”), at a purchase price of $12.50 per Share, net to the seller in cash, without thereon (the “Offer Price”) and less any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 17, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO filed by HPE and Merger Sub with the SEC on March 17, 2017 (as amended or supplemented from time to time).

Item 1.02.	Termination of a Material Definitive Agreement.

On April 17, 2017, in connection with the Merger (as defined below), Nimble Storage, as borrower, terminated (i) the Credit Agreement, dated as of October 1, 2013, as amended, between Nimble Storage and Wells Fargo Bank, National Association (the “Credit Agreement”) and (ii) the Security Agreement, dated as of October 1, 2013, between Nimble Storage and Wells Fargo Bank, National Association. Nimble Storage previously filed the Credit Agreement and the Security Agreement as exhibits to its Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 are incorporated herein by reference. The Offer and all withdrawal rights thereunder expired at the end of the day, 12:00 midnight, New York City time, on April 13, 2017. Citibank, N.A., the depositary for the Offer (the “Depositary”), has advised HPE and Merger Sub that, as of the expiration of the Offer, an aggregate of 75,566,796 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 80.8% of the Shares then outstanding. Merger Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer, and payment of the Offer Price for such Shares will be promptly made by the Depositary.

On April 17, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Merger Sub merged with and into Nimble Storage (the “Merger”) with Nimble Storage continuing as the surviving corporation (the “Surviving Corporation”). Upon completion of the Merger, Nimble Storage became a wholly owned subsidiary of HPE.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held (i) by Nimble Storage as treasury stock or by HPE or Merger Sub, which Shares were canceled and have ceased to exist, (ii) by any wholly owned subsidiary of Nimble Storage or any wholly owned subsidiary of HPE (other than Merger Sub), which Shares were converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages or (iii) by any Nimble Storage stockholders who validly exercised appraisal rights under Delaware law with respect to such Shares) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest thereon and less any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement (i) effective as of the Effective Time, all vested and in-the-money Nimble Storage stock options and 50% of the unvested in-the-money Nimble Storage stock options held by Nimble Storage’s Chief Executive Officer were canceled in exchange for an amount in cash equal to the Offer Price, less the option exercise price, (ii) effective as of the Effective Time, each other in-the-money Nimble Storage stock option was assumed by HPE and converted into an HPE stock option, (iii) each Nimble Storage stock option that was out-of-the money, whether vested or unvested, was canceled and terminated without consideration upon the Effective Time, (iv) effective as of immediately prior to the Effective Time, each Nimble Storage restricted stock unit held by any non-employee director of Nimble Storage and 50% of the unvested Nimble Storage restricted stock units held by Nimble Storage’s Chief Executive Officer were converted into the right to receive an amount in cash equal to the Offer Price, (v) effective as of the Effective Time, each other unvested Nimble Storage restricted stock unit was assumed by HPE and converted into an HPE restricted stock unit, (vi) effective as of the Effective Time, each share of restricted Nimble Storage common stock was converted into an amount of restricted cash equal to the Offer Price payable over the same vesting schedule as the restricted shares and (vii) effective as of immediately prior to the Effective Time, each Nimble Storage restricted stock unit with TSR performance metrics that was considered earned based on actual achievement of the applicable TSR performance metrics through three business days prior to the Effective Time was converted into (A) for the pro rata portion of the award that was earned, with such proration determined based on the time elapsed between the beginning of the three-year performance period through the date on which the Effective Time occurred (or, in the case of Nimble Storage’s Chief Executive Officer, 50% of the earned portion of the award), an immediate cash payment equal to the Offer Price or (B) for the remaining portion of the award earned, an HPE service-based restricted stock unit.

The aggregate consideration paid by Merger Sub in the Offer and the Merger was approximately $1.0 billion, net of cash acquired and without giving effect to HPE’s related transaction fees and expenses. HPE and Merger Sub funded the payment of the aggregate consideration from HPE’s available cash on hand.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Nimble Storage with the SEC on March 7, 2017 and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2017, in connection with the consummation of the Merger, Nimble Storage (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (a) halt trading in the Shares for April 17, 2017 and suspend trading of the Shares effective April 17, 2017 and (b) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nimble Storage intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of Nimble Storage’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, each of Frank Calderoni, James J. Goetz, William D. “B.J.” Jenkins, Jr., Robert W. Kelly, Jerry M. Kennelly, Varun Mehta, William J. Schroeder and Suresh Vasudevan resigned from his respective position as a member of Nimble Storage’s Board of Directors, and any committee thereof, at the Effective Time.

At the Effective Time, each of Jeremy K. Cox, Timothy C. Stonesifer and Rishi Varma became directors of Nimble Storage. Biographical information with respect to Messrs. Cox, Stonesifer and Varma is included under the heading “Merger Sub” of the section entitled “Schedule I—Information Relating to Parent and Merger Sub” of the Offer to Purchase, which information is incorporated herein by reference.

Also at the Effective Time, Mr. Varma became President and Assistant Secretary, and Mr. Stonesifer became Vice President and Treasurer, of Nimble Storage.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of Nimble Storage were amended and restated in their entirety, effective as of the Effective Time. Copies of Nimble Storage’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

NIMBLE STORAGE, INC.

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	President and Assistant Secretary

Date: April 17, 2017

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2017, by and among Nimble Storage, Inc., Hewlett Packard Enterprise Company and Nebraska Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Nimble Storage’s Current Report on Form 8-K filed with the SEC on March 7, 2017).†

3.1	Amended and Restated Certificate of Incorporation of Nimble Storage, Inc.

3.2	Amended and Restated Bylaws of Nimble Storage, Inc.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nimble Storage hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.